Exhibit 99.1

News Release

For Immediate Release

JACKSON HEWITT RESCHEDULES REPORTING OF

FISCAL 2009 THIRD QUARTER RESULTS AND CONFERENCE CALL

TO MARCH 4, 2009

PARSIPPANY, NJ – March 2, 2009 – Jackson Hewitt Tax Service Inc. (“Jackson Hewitt”) (NYSE: JTX) announced today that it has rescheduled the reporting of its fiscal 2009 third quarter results and conference call, previously scheduled for Tuesday, March 3, 2009, to Wednesday, March 4, 2009, to finalize aspects of its quarterly update with the investment community. Jackson Hewitt will now report its fiscal 2009 third quarter results immediately following the close of trading at 4:05 p.m. (EST), on March 4, 2009. Michael Yerington, president and chief executive officer, and Dan O’Brien, chief financial officer, will host a conference call to discuss the results at 4:45 p.m. (EST) on that day.

The fiscal 2009 third quarter results press release will be available at the Investor Relations tab of Jackson Hewitt’s website, www.jacksonhewitt.com. The conference call will be simulcast live on the Internet through the same website. If you are unable to listen to the live webcast, a replay will be available on this website.

About Jackson Hewitt Tax Service Inc.

Jackson Hewitt Tax Service Inc. (NYSE: JTX), with approximately 6,800 franchised and company-owned offices throughout the United States during the 2008 tax season, is an industry leader providing full service individual federal and state income tax return preparation. Most offices are independently owned and operated. The Company is based in Parsippany, New Jersey. More information may be obtained at www.jacksonhewitt.com. To locate the Jackson Hewitt Tax Service® office nearest to you, call 1-800-234-1040.

Contacts:

Investor Relations:	Media Relations:
David G. Weselcouch	Sheila Cort
Vice President,	Vice President,
Treasury and Investor Relations	Corporate Communications
973-630-0821	973-630-0680

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3 Sylvan Way, Parsippany, New Jersey 07054 Phone: 973.630.0821 Fax: 973.630.0812

www.jacksonhewitt.com